Consent of Independent Certified Public Accounts

We consent to incorporation by reference in the Registration Statement (Form S-4 No. 333-94085) of International Speedway Corporation and in the related Prospectus of our Report dated January 21, 2000, with respect to the consolidated financial statements and schedules of International Speedway Corporation included in this Annual Report (Form 10-K) for the year ended November 30, 1999.

                                                      ERNST & YOUNG LLP

                                                     /s/ Ernst & Young LLP

Jacksonville, Florida
February 25, 2000